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                                                                   Exhibit 10.23


                                 April 9, 2004

Kinetics Group, Inc.
2805 Mission College Boulevard
Santa Clara, California 95054
Attention: General Counsel

Re: Special Power of Attorney

Gentlemen:

Reference is made to that certain Amended and Restated Credit Agreement dated as of December 10, 2002 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "CREDIT AGREEMENT") among Celerity Group, Inc. (f/k/a Kinetics Holdings Corporation) ("HOLDINGS"), Kinetics Group, Inc. (the "KGI"), the subsidiary guarantors party thereto, the lenders party thereto from time to time, The Bank of Nova Scotia as Administrative Agent ("SENIOR LENDER AGENT") and the other lenders party thereto (collectively, the "SENIOR LENDERS").

Reference is also made to that certain Amended and Restated Purchase Agreement dated as of April 9, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "TCP PURCHASE AGREEMENT") by and among Holdings, KGI, Kinetic Systems, Inc. ("KSI"), the Subsidiary Guarantors party thereto, the Purchasers party thereto (the "TCP PURCHASERS") and Tennenbaum Capital Partners, LLC, as Agent for such Purchasers (the "TCP AGENT").

Reference is also made to that certain Amended and Restated Securities Purchase Agreement dated as of April 9, 2004 (as amended, supplemented, amended and restated or otherwise modified from time to time, the "MEZZANINE PURCHASE AGREEMENT"), by and among the Company, Holdings, KSI, the Subsidiary Guarantors party thereto, the Purchasers party thereto (the "MEZZANINE PURCHASERS") and Ares Corporate Opportunities Fund, L.P., as Agent for such Purchasers (the "MEZZANINE AGENT").

The Credit Agreement, TCP Purchase Agreement, Mezzanine Purchase Agreement, the Mezzanine Transaction Documents (as defined in the Mezzanine Purchase Agreement), the Transaction Documents (as defined in the TCP Purchase Agreement), and the Credit Documents (as defined in the Credit Agreement) shall collectively be referred to as the "LOAN AGREEMENTS." Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Loan Agreements, as applicable. This letter agreement is being entered into for the benefit of KGI, the Lenders and Holders under the Loan Agreements.

1. Efforts to Avoid Defaults. The LLC hereby agrees to use its commercially reasonable efforts avoid the LLC causing a Default or Event of Default under each of the Loan Agreements in respect of its obligations and requirements thereunder.

2. Appointment of Special Attorney-in-Fact. For purposes of performing the obligations of the LLC under each Loan Agreement, the LLC hereby irrevocably constitutes and appoints KGI

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         and any officer or agent thereof (the "ATTORNEY-IN-FACT"), with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the LLC and in the name of the LLC or in its own name, upon the occurrence of a Default, and whether or not there then exists an Event of Default, for the purpose of taking all appropriate action that would be taken by a reasonably prudent person in such circumstances to cure such Default before such time that there is an Event Default and to cure any Event of Default, including, but not limited to, performing the obligations of the LLC under the terms of the Loan Agreements and perfecting and preserving the priority of security interests granted pursuant to the Pledge Agreement contemplated by the Loan Agreements. KGI hereby accepts such appointment and agrees, for the benefit of the Lenders and Holders under the Loan Agreements, to exercise the authority granted to it as Attorney-in-Fact.

3. Celerity Merger. The Parties acknowledge that KGI is expected to be merged with and into Holdings, and it is agreed that in connection with such merger Holdings shall be substituted for KGI as a party to this letter.

4. Specific Performance. The Parties hereby expressly agree that the Lenders and Holders under the Loan Agreements may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this letter agreement or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

5. Governing Law. This letter agreement shall be construed in accordance with and governed by the laws of the State of New York, without regard to any conflicts of law provisions that would require the application of the law of any other jurisdiction.

6. Counterparts. This letter agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

7. Termination. Upon the termination or satisfaction in full of the LLC's obligations under the Loan Agreements, this Agreement shall terminate.

8. Headings Descriptive. The headings of the several sections and subsections of this letter agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

9. Amendment or Waiver; Etc. Neither this letter agreement nor any terms hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by each of the investor Parties to the Restructuring Agreement, the Required Lenders under the Credit Agreement, the Required Holders under the TCP Purchase Agreement and the Required Holders under the Mezzanine Purchase Agreement.

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10.      Third Party Beneficiaries. Each of the Lenders and Holders under the
         Loan Agreements is a third party beneficiary hereof, entitled to enforce the provisions of this agreement as if it were a party hereto.

                                    KH LLC, a Delaware limited liability company

                                    By: /s/ John M. Goodman
                                        ----------------------------------------
                                    Name: JOHN M. GOODMAN
                                    Title:

AGREED AND ACKNOWLEDGED:

KINETICS GROUP, INC.,
a Delaware corporation

By: /s/ John M. Goodman
    --------------------------
Name: JOHN M. GOODMAN
Its:

                [Signature Page-Special Power of Attorney Letter]